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                                                                    Exhibit 23.6

September 30, 1996

TO:

Pierce Leahy Corp.                      CIBC Wood Gundy Securities Corp.
631 Park Avenue                         1325 Avenue of the Americas, 22nd Floor
King of Prussia, PA 19406               New York, NY 10019

Certain subsidiaries of Cushman & Wakefield, Inc. identified below ("C&W") hereby consent to the reference to the appraisal reports described below in the Amendment No. 1 to Form S-4 Registration Statement. An authorized representative of C&W has approved the text of the reference.

Appraisal reports to be referenced:

Appraisals as of May 31, 1996 of property described as follows: 800 Carpenters Crossing, Folcroft West Industrial Park, Delaware County, PA; Curtis Park Condominium Unit #203, Delaware County, PA; 2000 Henderson Drive, Folcroft East Industrial Park, Delaware County, issued by Cushman & Wakefield of Pennsylvania, Inc.

This agreement shall inure to the benefit of Pierce Leahy Corp., CIBC Wood Gundy Securities Corp., their successors and assigns, and be binding on C&W and its successor and assigns.

Very truly yours,

Cushman & Wakefield of Pennsylvania, Inc.